Exhibit 99.1

MeridianLink to Elevate Larry Katz to CEO in October 2025

President Larry Katz to Succeed Nicolaas Vlok in Late 2025, Expanded Executive Leadership Team will Drive Next Generation of Platform Growth

COSTA MESA, Calif. – May 12, 2025 – MeridianLink, Inc. (NYSE: MLNK), a leading provider of modern software platforms for financial institutions and consumer reporting agencies, today announced an executive transition plan in which Larry Katz, President, will assume the additional role of CEO following the planned departure of Nicolaas Vlok, effective October 1, 2025. During the transition period, Katz will partner with and continue to work closely with Vlok. Following his service as CEO, Vlok will remain a valued member of the Company’s board of directors.

Katz joined MeridianLink in early 2024 as Chief Financial Officer and was promoted to President later that year. Katz is an accomplished global executive with demonstrated success leading transformation at scale across technology and financial services companies. Prior to MeridianLink, he held a range of leadership positions in strategy, sales, product, operations, and finance at StubHub, Genesys, JPMorgan Chase, and Disney.

“Since joining MeridianLink as CFO and then taking the helm as President in 2024, Larry has been a close partner and critical leader, who has accelerated our progress and driven our evolution as the leading digital lending platform for community financial institutions,” Vlok said. “He will continue to lead and accelerate our growth strategy and build on the trust placed in us by our customers, partners, and employees.”

Vlok joined MeridianLink as a board member in 2018 before being named CEO in late 2019. During his tenure as CEO, MeridianLink grew revenue meaningfully from approximately $150 million in 2019 to $330 million at the midpoint of guidance for 2025.

Vlok continued, “It has been a privilege to lead MeridianLink through the latest phase of our journey, and I couldn’t be more confident in our future with Larry at the helm. He embodies the MeridianLink culture and has rapidly aligned our solutions to meet the evolving needs of the credit unions, community banks, and CRAs we support.”

“I’m honored and energized to lead MeridianLink and build on the foundation that Tim, Nicolaas, and our entire team has established,” said Katz. “I look forward to working with the board, our management team, and MeridianLink colleagues to continue to deliver a best-in-class digital lending platform for our clients. I would also like to applaud Nicolaas for everything the Company has accomplished over the last six years under his leadership.”

In addition to the CEO succession plan, MeridianLink announced the following updates to its Executive Leadership Team:

Troy Coggiola has joined MeridianLink as Chief Strategy Officer (CSO). Coggiola will lead the Company’s growth strategies, including build, buy, and partner initiatives. He brings nearly three decades of experience building enterprise software platforms that deliver durable business outcomes and delightful customer experiences and has led teams to innovate and modernize software across fintech and govtech industries. Notably, he spent 13 years at Ellie Mae (now ICE Mortgage Technology), a leading mortgage origination software platform, where he served as Senior Vice President of Product

Management. He followed with a tenure as Chief Product Officer at Accela, a leading government SaaS platform, where he led product modernization and expansion activities including partner integration and M&A roadmap development.

Kayla Dailey, General Counsel, has taken on the additional title and role of Chief Administrative Officer (CAO). In her new role, Dailey has expanded leadership across the Legal, Branding and Communications, and People and Places teams. This promotion reflects strong confidence in her leadership and ability to deliver enterprise-wide impact through collaboration, execution, and transformative change.

Tim Nguyen, MeridianLink co-founder and prior CSO, has transitioned to a Strategic Advisor role supporting the executive leadership team. Since founding the Company in 1998, Nguyen has championed MeridianLink’s growth, innovation, and culture and will continue to be a valued resource for the entire leadership team.

ABOUT MERIDIANLINK
MeridianLink® (NYSE: MLNK) empowers financial institutions and consumer reporting agencies to drive efficient growth. MeridianLink’s cloud-based digital lending, account opening, background screening, and data verification solutions leverage shared intelligence from a unified data platform, MeridianLink® One, to enable customers of all sizes to identify growth opportunities, effectively scale up, and support compliance efforts, all while powering an enhanced experience for staff and consumers alike.

For more than 25 years, MeridianLink has prioritized the democratization of lending for consumers, businesses, and communities. Learn more at www.meridianlink.com.

FORWARD-LOOKING STATEMENTS
This release contains statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, these statements can be identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions, although not all forward-looking statements contain these identifying words. Further, statements describing our strategy, outlook, guidance, plans, intentions, or goals are also forward-looking statements. These forward-looking statements reflect our predictions, expectations, or forecasts, including, but not limited to, statements regarding our Chief Executive Officer transition and leadership plans, our strategy, our market size and growth opportunities, objectives of management, and our future financial and operational performance. Actual results or events may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks related to our business and industry, as well as those set forth in Item 1A. Risk Factors, or elsewhere, in our Annual Report on Form 10-K for the most recently ended fiscal year, any updates in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K, and our other SEC filings. These forward-looking statements are based on reasonable assumptions as of the date hereof. The plans, intentions, or expectations disclosed in our forward-looking statements may not be achieved, and you should not rely upon forward-looking statements as predictions of future events. We undertake no obligation, other than as required by applicable law, to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

PRESS CONTACT
Erica Bigley
Erica.bigley@meridianlink.com
415-710-9006